Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-134046


Prospectus Supplement No. 4
to Prospectus dated June 29, 2006
as amended effective April 13, 2007


                            Opexa Therapeutics, Inc.


                        7,113,720 Shares of Common Stock


We are supplementing the prospectus dated June 29, 2006, as subsequently amended by Post Effective Amendment No. 3, effective April 13, 2007, to provide information contained in our:

   Quarterly Report on Form 10-QSB for the second quarter ended June 30, 2007

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus dated June 29, 2006 as subsequently amended by Post Effective Amendment No. 3, effective April 13, 2007, with respect to the resale of the 7,113,720 shares of common stock, including any amendments or supplements thereto.

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     Investing in our common stock involves a high degree of risk. You should read carefully this entire prospectus, including the section captioned "Risk Factors" beginning on page 15, before making a decision to purchase our stock.

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     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this Supplement is August 14, 2007